UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported) - April 3, 2017

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THE ULTIMATE SOFTWARE GROUP, INC.
(Exact name of Registrant as specified in its charter)

Delaware	000-24347	65-0694077
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2000 Ultimate Way, Weston, Florida	33326
(Address of principal executive offices)	(Zip Code)

(954) 331-7000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c ) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On April 3, 2017, the Board of Directors of The Ultimate Software Group, Inc. (the “Corporation”) approved the amendment and restatement of the Corporation’s amended and restated By-laws (as so amended, the “Amended and Restated By-laws”), effective immediately, to implement proxy access.
The amendments permit a stockholder or group of up to twenty (20) stockholders owning three percent (3%) or more of the Corporation’s voting stock continuously for at least three (3) years to nominate and include in the Corporation’s proxy materials for an annual meeting of stockholders director candidates constituting up to the greater of two directors or 20% of the Board of Directors; provided that the stockholder (or group) and each nominee satisfy the eligibility, procedural and disclosure requirements for proxy access as specified in the Amended and Restated By-laws, including that the Corporation receives notice of such nominations between 120 and 150 days prior to the anniversary date of the previous year’s annual proxy materials mailing. The foregoing description is qualified in its entirety by reference to the full and complete text of the Corporation’s Amended and Restated By-laws, which are attached hereto and incorporated by reference herein as Exhibit 3.2 to this report.
Item 8.01    Other Events.
On April 3, 2017, the Board of Directors of the Corporation, approved a Board Diversity Policy to promote diversity and the benefits that diversity can bring to the Board of Directors.
A copy of the Board Diversity Policy is available on the Corporation’s website at: www.ultimatesoftware.com
This information is being furnished pursuant to Item 8.01 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.
Item 9.01    Financial Statements and Exhibits.
(d)    Exhibits

Number	Description

3.2	Amended and Restated By-laws of The Ultimate Software Group, Inc.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

THE ULTIMATE SOFTWARE GROUP, INC.

By: /s/ Mitchell K. Dauerman
Mitchell K. Dauerman
Executive Vice President, Chief Financial Officer and Treasurer
(Principal Financial and Accounting Officer)

Dated: April 3, 2017